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                                                                      EXHIBIT 12

                          (Simpson Thacher & Bartlett)

                                                               ___________, 1996


               Re:     Agreement and Plan of Reorganization
                       and Liquidation dated as of December
                       __, 1995 between The Hanover
                       Investment Funds, Inc. and Mutual
                       Fund Group


The Hanover Investment Funds, Inc.
237 Park Avenue
New York, New York 10017

Mutual Fund Group
125 West 55th Street
New York, New York 10019

Ladies and Gentlemen:

         You have requested our opinion with respect to the federal income tax consequences of certain aspects of the proposed transfer by each Hanover Portfolio(1) of all of its assets to its Corresponding MFG Portfolio solely in exchange for MFG Portfolio Shares of the Corresponding MFG Portfolio and the assumption of all its obligations and liabilities by the Corresponding MFG Portfolio (as described in Section

--------
(1) Where relevant, capitalized terms not otherwise defined herein have the meanings they have for the purposes of the Agreement and Plan of Reorganization and Liquidation, dated as of December __, 1995, between Hanover and MFG (the "Agreement").
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    Funds, Inc.
Mutual Fund Group


2(a)(1) of the Agreement) followed by the liquidation of the Hanover Portfolio and the distribution pro rata of such MFG Portfolio Shares to the shareholders of the Corresponding Hanover Portfolio. The series of steps that will occur to effect such transaction are hereinafter referred to as the "Reorganization". This opinion is being delivered pursuant to Sections 7(d) and 8(e) of the Agreement.

         Hanover is a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end investment company of the management type and is comprised of separate investment portfolios which include The Hanover Short Term U.S. Government Fund, The Hanover U.S. Government Securities Fund, The Hanover Blue Chip Growth Fund, The Hanover Small Capitalization Growth Fund and The Hanover American Value Fund (each, a "Hanover Portfolio"). Hanover's investment portfolios other than the Hanover Portfolios (consisting of The Tax Free Income Fund, The New York Tax Free Income Fund, The New Jersey Tax Free Income Fund, The International Equity Fund and The International Bond Fund, each of which has not to date commenced investment operations) are not parties to the Reorganization.

         The authorized capital stock of Hanover consists of 200,000,000 shares of Common Stock, each having a par value $.001 per share. As of ________, 1995, there were outstanding _______ shares of The Hanover Short Term U.S.
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The Hanover Investment              -3-                       ____________, 1996
    Funds, Inc.
Mutual Fund Group

Government Fund (consisting of ______ "Investor Shares" and ____ "Advisor Shares"), _______ shares of The Hanover U.S. Government Securities Fund (consisting of ______ "Investor Shares" and ___ "Advisor Shares"), ________ shares of The Hanover Blue Chip Growth Fund (consisting of ______ "Investor Shares" and ___ "Advisor Shares"), ________ shares of The Hanover Small Capitalization Growth Fund (consisting of ______ "Investor Shares", ___ "Advisor Shares" and ______ "CBC Benefit" Shares) and ______ shares of The Hanover American Value Fund (consisting of ______ "Investor Shares" and ___ "Advisor Shares"), and no shares were held in the treasury of Hanover.

         MFG is registered under the Act as an open-end diversified investment company of the management type and is organized as a Massachusetts business trust comprised of separate investment portfolios, which include Vista Short Term Bond Fund, Vista Equity Fund and Vista Small Cap Equity Fund, and which is expected to include, at the Effective Time of the Reorganization, Vista U.S. Government Securities Fund and Vista American Value Fund (each, an "MFG Portfolio"). MFG's investment portfolios other than the MFG Portfolios (consisting of Vista U.S. Government Income Fund, Vista Balanced Fund, Vista Bond Fund, Vista Equity Income Fund, Vista IEEE Balanced Fund, Vista Growth and Income Fund, Vista Capital Growth Fund, Vista International Equity Fund, Vista
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Mutual Fund Group


Global Fixed Income Fund, Vista Southeast Asian Fund, Vista European Fund and Vista Japan Fund) are not parties to the Reorganization.

         MFG has an unlimited number of authorized shares of beneficial interest, currently without par value, of which as of ________, 1995 there were outstanding the following numbers of shares of the MFG Portfolios: ________ shares of Vista Short Term Bond Fund (consisting of a single class of shares), ________ shares of Vista Equity Fund (consisting of a single class of shares) and _______ shares of Vista Small Cap Equity Fund (consisting of __________ "Class A" shares, __________ "Class B" Shares and ______ "Institutional" Shares) and no shares were held in the treasury of MFG. There are no outstanding shares of Vista U.S. Government Securities Fund and Vista American Value Fund.

         The Agreement was approved by the Board of Trustees of MFG on December 14, 1995 and by the Board of Directors of Hanover on December 13, 1995.

         Upon satisfaction of all conditions precedent set forth in the Agreement, the Reorganization will be effected as set forth in the following summary:

         1. Pursuant to the Agreement, Hanover will cause each Hanover Portfolio to convey, transfer and deliver at the Closing to the MFG Portfolio set forth opposite its name in the table attached to the Agreement as Schedule I
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Mutual Fund Group


    (each such MFG Portfolio being the "Corresponding MFG Portfolio" of the Hanover Portfolio set forth opposite its name, and each such Hanover Portfolio being the "Corresponding Hanover Portfolio" of the MFG Portfolio set forth opposite its name) all of the then existing assets of such Hanover Portfolio. In consideration thereof, MFG agrees at the Closing to cause each MFG Portfolio (i) to assume and pay, to the extent that they exist on or after the Effective Time of the Reorganization, all of the obligations and liabilities of its Corresponding Hanover Portfolio and (ii) to issue and deliver to the Corresponding Hanover Portfolio full and fractional shares of beneficial interest of the Corresponding MFG Portfolio as follows: (1) to
    The Hanover Short Term U.S. Government Fund, Class A shares of Vista Short Term Bond Fund; (2) to The Hanover U.S. Government Fund, Institutional Class shares of Vista U.S. Government Fund; (3) to the Hanover Blue Chip Growth Fund, Institutional Class shares of Vista Equity Fund (to be renamed Vista Large Cap Equity Fund in connection with the Reorganization); (4) to The Hanover Small Capitalization Growth Fund, Class A Shares and Institutional Class shares, as described in paragraph (2) below, of Vista Small Cap Equity Fund; and (5) to the Hanover American Value Fund, shares of Vista American
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The Hanover Investment              -6-                       ____________, 1996
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Mutual Fund Group


    Value Fund (the shares of the MFG Portfolios to be received by the Hanover Portfolios in connection with the Reorganization are referred to collectively as the "MFG Portfolio Shares"), with respect to each class of each MFG Portfolio equal to that number of full and fractional MFG Portfolio Shares as determined in Section 2(c) of the Agreement. Any shares of capital stock, par value $.001 per share, of the Hanover Portfolios ("Hanover Portfolio Shares") held in the treasury of Hanover on the Effective Time of the Reorganization shall thereupon be retired.

         2. At the Effective Time of the Reorganization, each Hanover Portfolio will liquidate and distribute pro rata to its holders of Hanover Portfolio Shares as of the Effective Time of the Reorganization the MFG Portfolio Shares of the Corresponding MFG Portfolio received by such Hanover Portfolio pursuant to Section 2(a) of the Agreement. In the case of each Hanover Portfolio other than The Hanover Small Capitalization Growth Fund, all shareholders of such Hanover Portfolios will receive the MFG Portfolio Shares of the Corresponding MFG Portfolio identified in Section 2(a)(1) above. In the case of the Hanover Small Capitalization Growth Fund, shareholders of both the "Investor Shares" and the "Advisor Shares" thereof will receive Class A shares of the Vista Small Cap Equity Fund and shareholders of "CBC Benefit Shares"
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    Funds, Inc.
Mutual Fund Group


    thereof will receive Institutional Class shares of the Vista Small Cap Equity Fund. Such liquidation and distribution will be accompanied by the establishment of an account on the respective share records of each MFG Portfolio in the name of each record holder of Hanover Portfolio Shares of the Corresponding Hanover Portfolio and representing the respective pro rata number of MFG Portfolio Shares of the Corresponding MFG Portfolio due such shareholder. Fractional Corresponding MFG Portfolio Shares will be carried to the third decimal place. Simultaneously with such crediting of MFG Portfolio Shares to the shareholders, the Hanover Portfolio Shares held by such shareholders shall be cancelled.

         3. As soon as practicable after the Effective Time of the Reorganization, Hanover shall take all the necessary steps under Maryland law and Hanover's Articles of Incorporation, as amended and supplemented, to effect a complete dissolution of Hanover and to deregister Hanover under the Act.

         In acting as special counsel to MFG and Hanover with respect to the Reorganization, we have, among other things, reviewed the following documents:

         1. The Agreement;

         2. The proxy statement of MFG dated __________, 1996; and
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    Funds, Inc.
Mutual Fund Group


         3. MFG's Registration Statement on Form N-14 under the Securities Act of 1933, as amended and declared effective by the Securities and Exchange Commission.

         In preparing our opinion, as hereinafter set forth, we have reviewed such other documents relating to the Reorganization and such federal income tax authorities as we deemed relevant under the circumstances. Further, for purposes of this opinion, we have assumed, with your permission and without independent investigation, the following:

         1. Each of the Hanover Portfolios and the Corresponding MFG Portfolios is treated as a separate corporation in accordance with section 851(h) of the Internal Revenue Code of 1986, as amended (the "Code"), and each qualifies as a "regulated investment company" for federal income tax purposes pursuant to section 851 of the Code.

         2. The fair market value of the MFG Portfolio Shares received by the shareholders of each Hanover Portfolio will be approximately equal to the fair market value of the Hanover Portfolio Shares of such Hanover Portfolio surrendered by the shareholders of such Hanover Portfolio in the Reorganization.
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The Hanover Investment              -9-                       ____________, 1996
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Mutual Fund Group


         3. There is no plan or intention by the shareholders of the Hanover Portfolios who own 5 percent or more of the shares of any Hanover Portfolio, and to the best of the knowledge of management of the Hanover Portfolios, there is no plan or intention on the part of the remaining shareholders of each Hanover Portfolio as a group, to sell, exchange, or otherwise dispose of a number of MFG Portfolio Shares that would reduce the Hanover shareholders' ownership of such MFG Portfolio Shares to a number of shares having a value, as of the date of the Reorganization, of less than 50% of the value of all of the formerly outstanding Hanover Portfolio Shares of such Hanover Portfolio. In this connection, Hanover Portfolio Shares or MFG Portfolio Shares held by Hanover shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Reorganization will be considered, except for shares which are required to be redeemed at the demand of shareholders by a Hanover Portfolio or MFG Portfolio in the ordinary course of its business as required by Section 22(e) of the Act ("Section 22(e) Redemptions").

         4. No cash or consideration other than MFG Portfolio Shares will be received by the Hanover Portfolios from the MFG Portfolios or distributed to any shareholders of
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The Hanover Investment              -10-                      ____________, 1996
    Funds, Inc.
Mutual Fund Group


    the Hanover Portfolios in liquidation of the Corresponding Hanover
    Portfolios.

         5. Each MFG Portfolio will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Corresponding Hanover Portfolios immediately prior to the Reorganization. In this connection, amounts used by any Hanover Portfolio to pay its reorganization expenses, amounts paid by the Hanover Portfolios to shareholders who receive cash or other property, and all redemptions and distributions (except for Section 22(e) Redemptions and regular, normal dividends) made by the Hanover Portfolios immediately preceding the transfer will be included as assets of the Hanover Portfolios held immediately prior to the Reorganization. The Hanover Portfolios will pay no amounts to dissenters.

         6. None of the MFG Portfolios has any plan or intention to reacquire any of its shares issued in the Reorganization, subject to the right of MFG Portfolios' shareholders to receive Section 22(e) Redemptions.

         7. Neither Chemical Banking Corporation, The Chase Manhattan Corporation nor any of their affiliates has any plan or intention to sell, redeem or otherwise dispose of
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Mutual Fund Group


    any Hanover Portfolio Shares or MFG Portfolio Shares in connection with the Reorganization.

         8. None of the MFG Portfolios has any plan or intention to sell or otherwise dispose of any of the assets of the Corresponding Hanover Portfolios acquired in the Reorganization, except for dispositions made in the ordinary course of business.

         9. The obligations and liabilities of the Hanover Portfolios, if any, to be assumed by the Corresponding MFG Portfolios pursuant to the Reorganization and the liabilities, if any, to which the transferred assets of the Hanover Portfolios are subject were incurred by the Hanover Portfolios in the ordinary course of their businesses.

         10. Following the consummation of the Reorganization, each of the MFG Portfolios will continue the historic business of the Corresponding Hanover Portfolio or use a significant portion of the Corresponding Portfolio's historic business assets in a business.

         11. The shareholders of the Hanover Portfolios will pay their respective expenses, if any, incurred in connection with the Reorganization.

         12. Only certain expenses of Hanover and MFG which are directly related to the Reorganization will be paid
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Mutual Fund Group


    by Chemical Banking Corporation and/or The Chase Manhattan Corporation pursuant to section 10 of the Agreement.

         13. There is no intercorporate indebtedness existing between any Hanover Portfolio and the Corresponding MFG Portfolio that was issued, acquired, or will be settled at a discount.

         14. None of the MFG Portfolios owns, directly or indirectly, nor has owned during the past five years, directly or indirectly, any shares of the Corresponding Hanover Portfolios.

         15. The fair market value of the assets of each of the Hanover Portfolios to be transferred to the Corresponding MFG Portfolios will equal or exceed the sum of the liabilities assumed by the Corresponding MFG Portfolios, plus the amount of liabilities, if any, to which the transferred assets are subject.

         Based on the foregoing, and assuming that the Reorganization is effected in accordance with the terms of the Agreement (and exhibits thereto) and that the representations made pursuant thereto by the parties are true at the Effective Time, it is our opinion that for federal income tax purposes:

         (i) the Reorganization will constitute a reorganization within the meaning of section 368(a)(1) of


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    the Code with respect to each Hanover Portfolio and its Corresponding MFG
    Portfolio;

         (ii) no gain or loss will be recognized by any of the Hanover Portfolios or the Corresponding MFG Portfolios upon the transfer of all the assets and liabilities, if any, of each Hanover Portfolio to its Corresponding MFG Portfolio solely in exchange for MFG Portfolio Shares or upon the distribution of the MFG Portfolio Shares to the holders of Hanover Portfolio Shares solely in exchange for all of their Hanover Portfolio Shares;

         (iii) no gain or loss will be recognized by shareholders of any of the Hanover Portfolios upon the exchange of such Hanover Portfolio Shares solely for MFG Portfolio Shares;

         (iv) the holding period and tax basis of the MFG Portfolio Shares received by each holder of Hanover Portfolio Shares pursuant to the Reorganization will be the same as the holding period (provided the Hanover Portfolio Shares were held as a capital asset on the date of the Reorganization) and tax basis of the Hanover Portfolio Shares held by the shareholder immediately prior to the Reorganization; and

         (v) the holding period and tax basis of the assets of each of the Hanover Portfolios acquired by its
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The Hanover Investment              -14-                      ____________, 1996
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Mutual Fund Group


    Corresponding MFG Portfolio will be the same as the holding period and tax basis of those assets to each of the Hanover Portfolios immediately prior to the Reorganization.

         The payment by Chemical Banking Corporation and/or The Chase Manhattan Corporation of certain expenses of Hanover and MFG which are directly related to the Reorganization (referred to in section 10 of the Agreement) will not affect the opinions set forth above regarding the federal income tax consequences of the exchanges by Hanover and the shareholders of Hanover. However, no opinion is expressed as to any other federal income tax consequences to any of the parties of the payment of such expenses by Chemical Banking Corporation and/or The Chase Manhattan Corporation.

         We express our opinion herein only as to those matters specifically set forth above and such opinion may be relied upon solely by you for the exclusive purpose of ascertaining the federal income tax consequences of the Reorganization contemplated in the Agreement to the Hanover
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Portfolios, the MFG Portfolios and the shareholders of the Corresponding Hanover
Portfolios on their receipt of the MFG Portfolio Shares pursuant to the Agreement.

                                            Very truly yours,